Exhibit 99.1

BARRY HOLLANDER

319 CLEMATIS STREET, SUITE 812

WEST PALM BEACH, FL. 33401

Mr. Sam May                                                                                 May 6, 2016

Chairman of the Board

Chief Executive Officer

Cabinet Grow, Inc.

RE: Resignation

Dear Sam:

Please accept this letter effective immediately as my notice of my resignation as Chief Executive Officer and Chief Financial Officer as well as a member of the Board of Directors of Cabinet Grow, Inc. (“CBNT”) and any other officer or director positions held in any wholly owned, majority owned or minority owned subsidiary of CBNT. As a result of my resignation, I no longer hold any position whatsoever with the Company.

Wishing you and the Company all the best.

Sincerely,

/s/ Barry Hollander

Barry Hollander